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                                                                    EXHIBIT 21.1


                       PRINCIPAL OPERATING SUBSIDIARIES


                                               State of Incorporation
                                               ----------------------

Beacon Manufacturing Company                   North Carolina

Pillowtex Canada Inc.                          Ontario, Canada

Fieldcrest Cannon, Inc.                        Delaware

Encee, Inc.                                    Delaware

The Leshner Corporation                        Ohio

Opelika Industries, Inc.                       Alabama

Pillowtex, Inc.                                Delaware

Pillowtex Management Services Company          Delaware